Exhibit 10.2

CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

May 4, 2021

Re: Collaboration License Agreement by and between MYOVANT SCIENCES GMBH (“Myovant”) and PFIZER INC. (“Pfizer”), dated as December 26, 2020 (the “Myovant/Pfizer Agreement”)
This side letter agreement (the “Side Letter Agreement”) relates to the Myovant/Pfizer Agreement, under which Myovant and Pfizer have agreed for Pfizer to have an exclusive option to obtain exclusive commercialization and promotion rights and related development rights for the Oncology Product(s) in the Oncology Field in the Pfizer Territory (each as defined therein), among other activities, in accordance with the terms of the Myovant/Pfizer Agreement. The Parties now wish to enter into this Side Letter Agreement to extend the time period within which Pfizer may exercise such exclusive option under Section 10.5 of the Agreement.
Unless otherwise noted, capitalized terms used, but not defined herein, shall have the respective meanings ascribed to them in the Myovant/Pfizer Agreement, as the context requires.
Myovant and Pfizer hereby agree as follows:
1.Section 1.185 is hereby deleted in its entirety and replaced as follows:
“Option Period” means the time period beginning on the date when a Drug Approval Application is filed with the EMA with respect to the Oncology Product for prostate cancer and ending on [***].
2.Termination. This Side Letter Agreement shall terminate automatically upon any expiration or termination of the Myovant/Pfizer Agreement in its entirety.
3.Miscellaneous. The provisions of Sections 18.7 (Amendment), 18.8 (Notices), 18.11 (Severability), 18.12 (Waivers) and 18.15 (Counterparts) of the Myovant/Pfizer Agreement are hereby incorporated by reference as though set out in full in this Side Letter Agreement, provided that each reference to “this Agreement” in such incorporated provisions shall be construed as a reference to this Side Letter Agreement.
4.Entire Agreement. This Side Letter Agreement and the Myovant/Pfizer Agreement set forth and constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby and thereby.

5.Governing Law. This Agreement shall be governed by and construed and enforced under the substantive laws of the State of New York, without giving effect to any choice of law rules that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods (1980) shall not apply to this Agreement.
6.Disputes. Any controversy or claim arising out of or relating to this Side Letter Agreement shall constitute a “Dispute” under the Myovant/Pfizer Agreement, and Section 17.2 of the Myovant/Pfizer Agreement shall apply to any such Dispute accordingly.

[Signature page follows]

This Side Letter Agreement is signed below by authorized representatives of Myovant and Pfizer, respectively indicating the Parties’ acceptance of the terms and conditions of this Side Letter Agreement.

MYOVANT SCIENCES GMBH		PFIZER INC.
By:	/s/ Elke Hunsche	By:	/s/ John DeYoung
Name:	Elke Hunsche	Name:	John DeYoung
Title:	VP, Global Market Access & HEOR	Title:	Vice President

[SIGNATURE PAGE FOR SIDE LETTER AGREEMENT]